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                          LASERLOCK TECHNOLOGIES, INC.

                             2003 STOCK OPTION PLAN


         The purpose of the LaserLock Technologies, Inc. 2003 Stock Option Plan (the "Plan") is to provide (i) designated employees of LaserLock Technologies, Inc. (the "Company") and its parents and subsidiaries, and (ii) certain consultants and advisors who perform services for the Company or its parents or subsidiaries with the opportunity to receive grants of incentive stock options and nonqualified stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders. The Plan is an amendment and restatement of any previous plans (other than pursuant to an employment agreement) providing for the issuance of equity compensation by the Company, and supersedes all previous versions.

         1. Administration

         (a) Committee. The Plan shall be administered and interpreted by a stock option committee consisting of members of the Board of Directors of the Company (the "Board"), which may consist of "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations, and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the committee shall be appointed by the Board. The committee may delegate authority to one or more subcommittees as it deems appropriate. To the extent that a committee or subcommittee administers the Plan, references in the Plan to the "Board" shall be deemed to refer to the committee or subcommittee.

         (b) Board Authority. The Board shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size, and terms of the grants to be made to each such individual; (iii) determine the time when the grants shall be made and the duration of any applicable exercise; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the Plan.

         (c) Board Determinations. The Board shall have full power and authority to administer and interpret the Plan; to make factual determinations; and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Board's interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding upon all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan, and need not be uniform as to similarly situated individuals.

         2. Grants

         (a) Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options") or nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"). All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing by the Board to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). All Options shall be made conditional upon the Grantee's acknowledgment, in writing or by acceptance of the Option, that all decisions and determinations of the Board shall be final and binding upon the Grantee and his beneficiaries, and any other person having or claiming an interest under such Option. The Board shall approve the form and provisions of each Grant Instrument. Options made under the Plan need not be uniform among the Grantees.

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         3. Shares Subject to the Plan

         (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 18,000,000. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock. If and to the extent Options under the Plan terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

         (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization, or consolidation; (iii) by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of such Options may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding, and conclusive.

         4. Eligibility for Participation

         (a) Eligible Persons. All employees of the Company and its parents or subsidiaries ("Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its parents or subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its parents or subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company's securities.

         (b) Selection of Grantees. The Board shall select the Employees and Key Advisors to receive Options and shall determine the number of shares of Company Stock subject to a particular Option in such manner as the Board determines. Employees and Key Advisors who receive Options under this Plan shall hereinafter be referred to as "Grantees."

         5. Granting of Options

         (a) Number of Shares. The Board shall determine the number of shares of Company Stock that will be subject to each grant of Options to Employees and Key Advisors.


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         (b) Type of Option and Price.

                  (i) The Board may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code, or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may also be granted to Employees and Key Advisors.

                  (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Board and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110 percent of the Fair Market Value of Company Stock on the date of grant.

                  (iii) If the Company Stock is publicly traded, the Fair Market Value per share shall be determined as follows for purposes of the Plan:

                  (A) If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Board,

                  (B) If the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the Fair Market Value shall be determined as the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or

                  (C) If the Company Stock is not principally traded on such exchange or market, the Fair Market Value shall be determined as the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board determines.

         (c) Option Term. The Board shall determine the term of each Option. However, the term of an Incentive Stock Option shall not exceed ten years from the date of grant and, if granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not exceed five years from the date of grant.

         (d) Exercisability of Options.

                  (i) Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Board and specified in the Grant Instrument. The Board may accelerate the exercisability of any or all outstanding Options at any time for any reason.

                  (ii) The Board may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of the Exercise Price or the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Board deems appropriate.


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         (e) Grants to Non-Exempt Employees. Notwithstanding the foregoing,
Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have an Exercise Price not less than 85 percent of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Board, upon the Grantee's death, Disability, or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

         (f) Termination of Employment, Disability, or Death.

                  (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer (as defined below) as an Employee or Key Advisor. In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, or termination for Cause, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 30 days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

                  (ii) In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 5, if the Board determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee's termination of employment or service, any Option held by the Grantee shall immediately terminate, and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

                  (iii) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

                  (iv) If the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(i) above (or within such other period of time as may be specified by the Board), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.



                                       -4-
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                  (v) For purposes of this Plan:

                  (A) The term "Employer" shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Board.

                  (B) "Employed by, or provide service to, the Employer" shall mean employment or service as an Employee or Key Advisor (so that, for purposes of exercising Options, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee or Key Advisor) unless the Board determines otherwise.

                  (C) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer's long-term disability plan applicable to the Grantee, or as otherwise determined by the Board.

                  (D) "Cause" shall mean, except to the extent specified otherwise by the Board, a finding by the Board that the Grantee (i) has breached his employment or service contract with the Employer; (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony, or proven dishonesty; (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information; (iv) has breached any written noncompetition or nonsolicitation agreement between the Grantee and the Employer; or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Board determines.

         (g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Board (w) in cash; (x) with the approval of the Board, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Board) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price; (y) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or (z) by such other method as the Board may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) as specified by the Board.

         (h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Incentive Stock Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code) of the Company.

         (i) Dividend Equivalents. The Committee may grant dividend equivalents in connection with Options granted under the Plan. Dividend equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, and upon such terms as the Committee may establish, including, without limitation, the achievement of specific performance goals.



                                       -5-
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         6. Withholding of Taxes

         (a) Required Withholding. All Options under the Plan shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Options pay to the Employer the amount of any federal, state, or local taxes that the Employer is required to withhold with respect to such Options, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Options.

         (b) Election to Withhold Shares. If the Board so permits, a Grantee may elect to satisfy the Employer's tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities. The election must be in a form and manner prescribed by the Board and may be subject to the prior approval of the Board.

         7. Transferability of Options

         (a) Nontransferability of Options. Except as provided below, only the Grantee may exercise rights under an Option during the Grantee's lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Nonqualified Stock Options, if permitted in any specific case by the Board, pursuant to a domestic relations order or otherwise as permitted by the Board. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his right to receive the Option under the Grantee's will or under the applicable laws of descent and distribution.

         (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Board may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Board may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

         8. Change of Control of the Company

         As used herein, a "Change of Control" shall be deemed to have occurred if:

         (a) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act") (other than persons who are shareholders on the effective date of the Plan) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50 percent of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50 percent of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or


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         (b) The consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50 percent of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (ii) a sale or other disposition of all or substantially all of the assets of the Company; or (iii) a liquidation or dissolution of the Company.

         9. Consequences of a Change of Control

         (a) Notice and Acceleration. Upon a Change of Control, unless the Board determines otherwise, (i) the Company shall provide each Grantee with outstanding Options written notice of such Change of Control, and (ii) all outstanding Options shall automatically accelerate and become fully exercisable.

         (b) Assumption of Options. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

         (c) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Board may take one or both of the following actions: the Board may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the Options, and/or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Board deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Board may specify.

         10. Requirements for Issuance or Transfer of Shares

         (a) Shareholder's Agreement. The Board may require that a Grantee execute a shareholder's agreement, with such terms as the Board deems appropriate, with respect to any Company Stock issued or distributed pursuant to this Plan.

         (b) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Option made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan shall be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations, and interpretations, including any requirement that a legend be placed thereon.

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         11. Amendment and Termination of the Plan

         (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required to comply with the Code, other applicable laws, or applicable stock exchange requirements.

         (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

         (c) Termination and Amendment of Outstanding Options. A termination or amendment of the Plan that occurs after an Option is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Board acts under Section 17(b). The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Option. Whether or not the Plan has terminated, an outstanding Option may be terminated or amended under Section 17(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

         (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

         12. Funding of the Plan

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any Options under this Plan. In no event shall interest be paid or accrued on any Option, including unpaid installments of Options.

         13. Rights of Participants

         Nothing in this Plan shall entitle any Employee, Key Advisor, or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

         14. No Fractional Shares

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         15. Headings

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

         16. Effective Date of the Plan

         The effective date of the Plan is December 19, 2003.

         17. Miscellaneous

         (a) Options in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Board to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business or assets of any corporation, firm, or association, including Options to employees thereof who become Employees, or for other proper corporate purposes; or (ii) limit the right of the Company to grant stock options or other awards outside of this Plan. Without limiting the foregoing, the Board may grant an Option to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization, or liquidation involving the Company, the Parent or any of their subsidiaries in substitution for a stock option, restricted stock awards, or restricted stock units grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Board shall prescribe the provisions of the substitute grants.

         (b) Compliance with Law. The Plan, the exercise of Options, and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Options under the Plan comply with the applicable provisions of section 162(m) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) of the Code, that Plan provision shall cease to apply. The Board may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding of taxes on payments to Grantees. The Board may, in its sole discretion, agree to limit its authority under this Section.

         (c) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Board may grant Options on such terms and conditions as the Board deems appropriate to comply with the laws of the applicable countries, and the Board may create such procedures, addenda, and subplans and make such modifications as may be necessary or advisable to comply with such laws.

         (d) Governing Law. The validity, construction, interpretation, and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.




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